EXHIBIT 77H

As of August 31, 2006, the following person or entity now owns more than 25% of a fund's voting security:

------------------------------------- --------------- -------------------------
PERSON/ENTITY                         FUND            PERCENTAGE

------------------------------------ ----------------------------------- -------
Massachusetts Financial               DIF             39.86%
Services Co.
------------------------------------- ----------------------------------- ------


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